                           VALLEY RECORD DISTRIBUTORS, INC.
                                1994 STOCK OPTION PLAN


1. ADOPTION AND PURPOSE OF THE PLAN. The purpose of the Valley Record Distributors, Inc. 1994 Stock Option Plan ("Plan") is to advance the interests of Valley Record Distributors, Inc. ("Company") and its shareholders by enabling the Company to attract and retain qualified employees, including officers and directors who are employees, directors and consultants by providing them an opportunity for investment in the Company. The options that may be granted hereunder ("OPTIONS") represent the right by the grantee thereof (each, including any permitted transferee, an "OPTIONEE") to acquire shares of the Company's common stock (the "STOCK") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence the Option (an "OPTION AGREEMENT").

2. CERTAIN DEFINITIONS. The defined terms set forth in EXHIBIT A attached hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan.

3. ELIGIBILITY. The Company may grant Options under this Plan only to persons who are directors and/or employees (including officers) of, or consultants to, the Company or any of its Subsidiaries, at the time of such grant ("ELIGIBLE PARTICIPANTS").

4. OPTION POOL; SHARES RESERVED FOR OPTIONS. Options may be granted hereunder from time to time only to the extent that the aggregate number of shares of Stock (i) that may be issued pursuant to the exercise of all outstanding and unexpired Options granted hereunder ("OPTION STOCK"), and (ii) that have been issued and are outstanding pursuant to the exercise of Options granted hereunder does not exceed 110,000 shares (the "OPTION POOL"). At all times while this Plan is in effect, the Company will reserve for issuance hereunder the number of authorized and unissued shares of Stock that is equal to the Option Pool, less the number of shares of Option Stock that have been issued and are outstanding pursuant to the exercise of Options granted hereunder.

5. ADMINISTRATION. This Plan will be administered and interpreted by the Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "ADMINISTRATOR"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Articles of Incorporation and Bylaws of the Company, at any time and from time to time:

          (a) to select and approve the Eligible Participants to whom Options will be granted from time to time hereunder, provided that no Option shall be granted to an Eligible Participant unless that grant shall be approved by the Chief Executive Officer of the Company (whose approval will be deemed to have occurred if the Chief Executive Officer is a member of the Board or committee that approved such grant and the Chief Executive Officer voted for or consented to such grant);

          (b) to determine the Fair Market Value of the Stock as required hereunder;

          (c) with respect to each Option it decides to grant, to determine the terms and conditions of that Option, to be set forth in the Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), including at a minimum the following:

               (i) the total number of shares of Option Stock that may be acquired by the Optionee pursuant to that Option (the "TOTAL AWARD OPTION SHARES");

               (ii) whether that Option will be an "incentive stock option" as defined in Section 422 of the Code (an "ISO"); if not, that Option will be referred to as a "non-qualified stock option" or "NSO"; provided that an ISO may be granted only to Eligible Participants who are employees of the Company and/or its Subsidiaries as of the Grant Date thereof; provided further that to the extent that the Fair Market Value of Option Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, the Option will be treated as an NSO;

               (iii) the per share purchase price to be paid by the Optionee to the Company to acquire the Option Stock issuable upon exercise of that Option (the "OPTION PRICE"); provided that in the case of an ISO, the Option Price will be greater than or equal to the Fair Market Value (or, if the Optionee is a 10% shareholder, 110% of such Fair Market Value) of the Option Stock as of the Grant Date and in the case of an NSO, the Option Price will be greater than or equal to 85% of the Fair Market Value (or, if the Optionee is a 10% shareholder, 110% of such Fair Market Value) of the Option Stock as of the Grant Date;

               (iv) the maximum period or term during which that Option will be exercisable (the "OPTION TERM") and/or the last date on which that Option may be exercised (the "EXPIRATION DATE"), provided that in no event may the Expiration Date be later than, or the Option Term be longer than, ten years (except in case the Optionee of an ISO is a 10% shareholder, five years) from the Grant Date; and provided further that unless otherwise provided in the Option Agreement, the Option will terminate, to the extent not previously exercised PRIOR TO the Expiration Date or end of the Option Term, (A) 90 days after the date that the original holder of that Option ceases to be an Eligible Participant for any reason, other than by reason of death or Disability, or (B) 12 months after the date that the original holder of that Option ceases to be an Eligible Participant by reason of his or her death or disability; and

               (v) the period or periods of time ("VESTING PERIODS") during which Options become exercisable ("VESTED"); provided further, that if the Option Agreement does not otherwise specify, the Vesting Period for the Total Award Option Shares pursuant to such Option Agreement will be as follows: (x) 25% of such Total Award Option Shares will become Vested on the first anniversary of the Grant Date, provided that the original holder of the Option is and remains an Eligible Participant through and including such date; and (y) twenty-five twelfths of one percent of such Total Award Option Shares will become Vested as of each full month that elapses after such first anniversary date, provided that such holder is and remains an Eligible Participant through and including such date.

          (d) to determine the form or forms of legal consideration in addition to cash, including without limitation, Stock, unexercised Options and promissory notes, that the Company will accept as payment of all or a portion of the Option Price and/or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder, and to determine the fair market value of such consideration; and

          (e) to the extent allowed by law and the Company's Articles of Incorporation and Bylaws, to delegate all or a portion of its authority under this Plan to one or more members of the Board who also are executive officers of the Company.

6. ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS. In addition to the terms and conditions thereof to be determined by the Administrator pursuant to section 5(c) above, unless otherwise stated therein each Option Agreement will be deemed to include the following terms and conditions:

     (a) EXERCISE OF THE OPTION. With respect to that portion of the Total Award Option Shares that is Vested, the Option may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, if any, but in any event stating the number of full shares of Option Stock to be purchased and giving such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be accompanied by full payment of the Option Price for the number of shares of Option Stock to be purchased, in United States dollars, in cash, by check made payable to the Company, or in the form of such other legal consideration for the purchase of Stock as may be approved by the Administrator, in its discretion. In addition, if the Option being exercised is an NSO, as a condition to that exercise, the Optionee will tender to the Company the amount of the applicable Tax Withholding Liability in connection with that exercise, in cash, by check made payable to the Company, or in the form of such other payment as may be approved by the Administrator, in its discretion.

     (b) OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distributions except that the Option Agreement may provide that an NSO may be transferable during the lifetime of the Optionee to the extent allowed for transfers of Option Stock in
(e)(i)(2) below.

     (c) BUSINESS COMBINATIONS. In the event of a Business Combination, all Options that are not then vested shall become vested immediately prior to the consummation of such Business Combination and the Board, in its sole discretion, may take all appropriate action to:

          (i) cancel all outstanding Options granted hereunder effective as of the consummation of the Business Combination and, in connection with each Option, either (A) notify the holder of the Option of the proposed Business Combination not less than 20 days prior to its consummation so that the holder will have an opportunity to exercise that Vested portion immediately prior to such consummation, or (B) make a payment to the Optionee equal to the amount, if any, by which the Fair Market Value per share of the Option Stock subject to the Option exceeds the Option Price, multiplied by the number of Total Award Option Shares that are Vested, such payment to be made either in cash or in Stock having a Fair Market Value as of the date of issuance equal to such excess amount; or

          (ii) require the successor corporation (including in the case of a Business Combination involving a sale of all or substantially all of the assets of the Company, the corporation acquiring such assets) to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or Subsidiary of such successor corporation.

     (d) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any shares of Option Stock upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any State agency, or secure the consent or approval of any governmental regulatory authority.

     (e) RESTRICTIONS ON TRANSFER OF OPTION STOCK.

          (i) GENERAL RULE ON PERMISSIBLE AND PROHIBITED TRANSFERS OF OPTION STOCK. A holder of shares of Option Stock may Transfer such shares only after compliance with the specific limitations and conditions set forth in this section 6(e), provided that the Company's rights of first refusal and repurchase set forth in subsections (iii) and (iv) of this section 6(e) will terminate upon the occurrence of a First Public Offering. The only Transfers of shares of Option Stock ("PERMITTED TRANSFERS") permitted prior to a First Public Offering without regard to the Company's rights of first refusal are as follows:

               (1) a Transfer by will or under the laws of descent and distribution; and

               (2) a Transfer by a holder of Option Stock to his or her ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse, except for BONA FIDE estate planning purposes), or to a trust, partnership, custodianship or other fiduciary account for the benefit of the holder and/or such ancestors, descendants or spouse, including any Transfer in the form of a distribution from any such trust, partnership, custodianship or other fiduciary account to any of the foregoing permitted beneficiaries thereof.

Any prohibited Transfer is void and of no effect, and no purported transferee thereof will be recognized as a shareholder of the Company for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this section 6(e), or exercise any other legal or equitable remedy.

          (ii) CONDITIONS TO TRANSFERS. It will be a condition to the Company transferring any shares of Option Stock on its books and issuing a new stock certificate in the name of the transferee, or causing or allowing the Company's transfer agent to do so, that in the case of either a Permitted Transfer or the

Company's failure or refusal to exercise its rights of first refusal under subsections 6(e)(iii) below:

               (1) the transferee of such Option Stock will execute such documents as the Company may reasonably require to ensure that the Company's rights under an Option Agreement and this Plan are adequately protected with respect to such Option Stock, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Plan, and of the applicable Option Agreement; and

               (2) the Company satisfies itself that such Transfer complies in all respects with the requirements imposed by applicable state or federal securities laws.

          (iii) COMPANY'S RIGHT OF FIRST REFUSAL. If shares of Option Stock are Transferred or are proposed to be Transferred, the Company will have an assignable right (but not an obligation) to purchase such shares of Option Stock on the terms and conditions set out in this subsection 6(e)(iii). Notwithstanding anything in this Plan to the contrary, the right of first refusal under this subsection 6(e)(iii) will be exercisable only on an all-or-nothing basis as to any particular Transfer or proposed Transfer of Option Stock by the holder thereof. The transferor of any shares of Option Stock subject to this subsection 6(e)(iii) will provide to the Company a notice of proposed Transfer (the "TRANSFEROR NOTICE") stating: the number of shares of Option Stock that the transferor proposes to Transfer and the transferor's BONA FIDE intention to Transfer such shares; the name(s) and address(es) of the transferor(s), the name and address of the transferee (and subsequently such other information regarding the transferee as the Company reasonably requests), and the original holder of the Option Stock (if other than the transferor); the manner and date of such proposed Transfer; and the BONA FIDE cash price and/or other consideration per share of Option Stock, if any, that the transferee has offered to pay for such Option Stock (the "OFFERED PRICE"). The Company may exercise its right of first refusal under this subsection 6(e)(iii) at any time not more than 30 days after the Company has received the Transferor Notice with respect to such Option Stock. The Company will exercise its right, if at all, by informing the transferor in writing of the Company's intention to do so, in a notice that specifies a closing date that is no more than 60 days (or such later date as the transferee may have offered or that the Transfer is otherwise scheduled to occur) after receipt of the Transferor Notice. In exercising its repurchase rights under this subsection 6(e)(iii), the Company will pay in cash at such closing, to be held at the Company's principal executive offices, a price equal to the Offered Price, subject to an appropriate adjustment to take into account any deferred payment terms and the risk of nonpayment of any future payments included in the Offered Price. If the Offered Price includes any non-cash consideration the value thereof for the purposes of this subsection shall be determined in good faith by the Board. If the Transfer or proposed Transfer occurs other than in connection with a bona fide offer from a third party to purchase the Option Shares, including, without limitation, from any of the following circumstances, then the purchase price for the Option Shares being repurchased will be their Fair Market Value; an assignment of the Option Stock for the benefit of creditors of the transferor; a Transfer by operation of law, except in connection with a Permitted Transfer; an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership of Option Stock by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for BONA FIDE estate planning purposes) under which any shares of Option Stock are Transferred or awarded to the spouse of the transferor or are required to be sold; or a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

          (iv) REPURCHASE RIGHTS IN COMPANY. In addition to the rights set forth in subsection (iii) above, the Company shall have the assignable right (but not the obligation), exercisable from and after the date that the original holder of an Option ceases (for any reason) to be an Eligible Participant and prior to the date that is 120 days thereafter, except if such holder ceases to be an Eligible Participant by reason of his or her death or Disability then 90 days after the expiration of the 12 month period referred to in section 5(c)(iv)(B), to purchase from the current holder of any shares of Option Stock that were issued upon the exercise of that Option any or all of such shares for a purchase price that is equal to their Fair Market Value at the time of such termination of employment. The Company may elect to exercise such right by delivering a written notice to such holder of shares of Option Stock, such notice specifying the date on which such repurchase will take place (which will be no more than 90 days after the giving of such notice). The repurchase price shall be paid in the form of cash, including the Company's check, or, at the Company's election if the aggregate repurchase price exceeds $500,000, the Company's three year promissory note bearing interest at an annual rate equal to the greater of twelve percent or the prime rate (as reported in The Wall Street Journal) plus two percentage points.

          (v) ESCROW. For purposes of facilitating the enforcement of the restrictions on Transfer set forth in this Plan or in any Option Agreement, the Administrator may require the holder of shares of Option Stock to deliver the certificate(s) for such shares with a stock power executed by him or her and by his or her spouse (if required for Transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Option Stock whose ownership they evidence are subject to any right of repurchase or of first refusal under this Plan or under an Option Agreement. Each Optionee, by exercising an Option, thereby acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Option under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Option Agreement (or to any other party) for any actions or omissions unless the escrow holder has failed to act in good faith relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine. Notwithstanding the deposit of any certificates into escrow hereunder, the respective holders of such shares of Option Stock shall be the registered owners of such Option Stock with all rights to vote such shares and receive any distributions in respect thereof. The escrow holder shall deliver to such holders as soon as practicable any cash or other property or rights distributed in respect of their respective shares, provided that if any securities are distributed that constitute Option Stock pursuant to Section 8, the escrow holder shall retain possession of the certificates representing such securities, and the respective holders may be required to execute any stock powers or other appropriate documents as are required to give effect to the purpose of the escrow.

     (f) ADDITIONAL RESTRICTIONS ON TRANSFER; INVESTMENT INTENT. By accepting an Option under this Plan, the Optionee will be deemed to represent, warrant and agree with respect thereto and the Option Stock issuable on exercise thereof that (i) those shares may only be transferred pursuant to registration under the 1933 Act or an exemption from such registration; (ii) the Company is under no obligation to register those shares of Option Stock; (iii) upon exercise of that Option, the Optionee will purchase the shares of Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws; and
(iv) the Optionee has no present intention of disposing of the Option Stock at any particular time.

     (g) STOCK CERTIFICATES. Certificates representing the shares of Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement. The Company may place a "stop transfer" order against shares of Option Stock until full compliance with all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(g).

     (h) MARKET STANDOFF. To the extent requested by the Company in connection with a firm commitment underwritten public offering of securities of the Company, each Optionee and the holder of any shares of Option Stock will:
(i) not sell or otherwise Transfer any such shares not included in such underwriting during the 180 day period (or such shorter or longer period as the underwriter may require of the principal security holders of the Company) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and
(ii) execute such instruments as
the underwriter may reasonably require to evidence compliance with this section 6(h).

     (i) NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to him or her at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when delivered personally or when enclosed in a properly sealed envelope, addressed as aforesaid, deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

     (j) OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Option Stock and rights of the Company to repurchase shares of Option Stock, not inconsistent with this Plan, as may be determined by the Administrator in its sole discretion.

7. TERM OF THE PLAN. This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the shareholders of the Company (excluding shares of Option Stock issued by the Company pursuant to the exercise of Options granted under this Plan) within 12 months before or after that date. If this Plan is not so approved by the shareholders of the Company within that 12 month period of time, any Options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until the tenth anniversary of the date of its adoption by the Board or its approval by the shareholders of the Company, whichever is earlier, unless it is terminated earlier pursuant to section 9 of this Plan.

8. ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of authorized and unissued Stock that are reserved for issuance, pursuant to section 4 above, under outstanding Options or future Options granted hereunder; (ii) the Option Price and the number of unexercised Total Award Option Shares of each outstanding Option granted hereunder; (iii) the shares of Option Stock outstanding pursuant to the exercise of Options; and (iv) other rights and matters determined on a per share basis under this Plan or any Option Agreement evidencing an outstanding Option granted hereunder.

9. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS; GOVERNING LAW. Subject to the terms and conditions and within the limitations of this Plan, the Administrator may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option. This Plan will be governed by, and construed in accordance with, the laws of the State of California.

10. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 8 hereof) the maximum aggregate number of shares of Option Stock in the Option Pool, or materially modify the category of, or eligibility requirements for, persons who are Eligible Participants. However, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder thereof, nor may the number of shares of Option Stock in the Option Pool be reduced to a number that is less than the aggregate number of shares of Option Stock (i) that may be issued pursuant to the exercise of all outstanding and unexpired Options granted hereunder, and
(ii) that have been issued and are outstanding pursuant to the exercise of Options granted hereunder (net of any such shares that have been reacquired by the Company by repurchase or otherwise).

11. INFORMATION PROVIDED BY COMPANY; AGREEMENT TO MAINTAIN CONFIDENTIALITY. Prior to a First Public Offering: the Company annually will make available to each Optionee the Company's financial statements (which statements need not be audited), and each Optionee (and any investment advisers to whom the Optionee proposes to make such information available) shall, by virtue of entering into an Option Agreement, be deemed to have agreed to keep such information confidential and not use such information for any purpose whatsoever (other than determining whether to exercise an Option).

                                        * * *

Date Plan Adopted by Board of Directors:  December 16, 1994

Date Plan Approved by the Shareholders:  February 1, 1995

                           VALLEY RECORD DISTRIBUTORS, INC.
                                1994 STOCK OPTION PLAN

                                      EXHIBIT A
                                     DEFINITIONS


1. "10% shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

2.   "1933 Act" means the Securities Act of 1933, as amended.

3. "Administrator" means the Board or the committee appointed by the Board to administer and interpret the Plan pursuant to section 5 of the Plan.

4.   "Board" means the Board of Directors of the Company.

5. "Business Combination" means a transaction resulting in the sale of all or substantially all of the assets of the Company, or in more than 35% of the outstanding voting power of the Company being held by any person other than Barnet Cohen, Barbara Cohen, the children of Barnet and Barbara Cohen, or any trust or other entity in which such persons have a majority of the beneficial interests, voting power, partnership interests or other indicia of beneficial or equitable ownership, or the Company's Employee Stock Ownership Plan.

6. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

7.   "Disability" means "permanent and total disability" within the meaning of
Section 22(e)(3) of the Code, provided that the reference therein to a determination by the "Secretary" shall refer to a determination by the Board.

8. "Fair Market Value" means, with respect to the Stock (i) the most recent closing price of the Stock if the same trades on a securities exchange or is quoted on an automated system that reports closing sale prices, (ii) the average of the most recent "bid" and "asked" prices of the Stock if the same trades on an over-the-counter market that does not report closing sale prices, (iii) if neither (i) or (ii) are applicable, a price based on a recent private sale of the Stock in a negotiated arm's length transaction or based on the most recently completed valuation of the Stock performed for the Company's Employee Stock Ownership Plan, in either case as determined by the Administrator with such adjustments from either of such prices as the Administrator determines in good faith to be appropriate in light of events or results occurring subsequent to such private sale or valuation, as the case may be.

9. "First Public Offering" means the closing of the first sale of Stock to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least five million dollars ($5,000,000), pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act.

10. "Grant Date" means, with respect to an Option, the date as of which the Option Agreement evidencing that Option is entered into between the Company and the Optionee, or such other date as may be set forth in that Option Agreement as the "Grant Date" which will be the effective date of that Option Agreement.

11.  "Subsidiary" has the same meaning as "subsidiary corporation" as defined in
Section 424(f) of the Code.

12. "Tax Withholding Liability" in connection with the exercise of any NSO means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

13. "Transfer," with respect to shares of Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those shares, including without limitation an assignment for the benefit of creditors of the transferor, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against those shares or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of that Option Stock are transferred or awarded to the spouse of the transferor or are required to be sold; or a transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

                                  VALLEY MEDIA, INC.
                                STOCK OPTION AGREEMENT
                            FOR THE 1994 STOCK OPTION PLAN


          THIS AGREEMENT is made as of __________________, ____, by and between Valley Media, Inc., a Delaware corporation ("Company"), and __________________ ("Optionee").

                                     WITNESSETH:

          WHEREAS, there has been granted to Optionee, effective as of the date hereof, a stock option under the Valley Media, Inc. 1994 Stock Option Plan ("Plan"); and

          WHEREAS, the terms of such option are governed by this Agreement and the Plan, and capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Plan.

          NOW, THEREFORE, it is mutually agreed as follows:

          1. The Optionee shall have a stock option to acquire ___________________ shares of common stock of the Company (the "Total Award Option Shares") at a price ("Option Price") of $ _____ per share. Said option expires on _____________________, 20___, provided that expiration shall occur at an earlier date if Optionee shall cease to be an Eligible Participant prior to such date as further provided in the Plan. The options granted hereby shall be deemed to be Vested at the rate of _________________________ of the Total Award Option Shares as of the last day of each calendar month, commencing with ___________________________, 199__. In addition, all options which have not yet become Vested will become Vested if Optionee dies while an Eligible Employee.
At the discretion of the Board, options which have not become Vested may become Vested upon optionee's disability while an Eligible Participant. [OPTIONAL: The Option is intended to be an Incentive Stock Option ("ISO") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.]

          2. The option granted hereby may not be exercised prior to _________________, 199__ except in the event that (i) a Business Combination occurs prior to such date, in which event the option, to the extent it is then or becomes Vested, shall become exercisable 15 days prior to the consummation of such Business Combination or (ii) Optionee ceases to be an Eligible Participant prior to such time, in which event the option, to the extent it is then or becomes Vested, may be exercised from the time that Optionee ceases to be an Eligible Participant through and including the date that the option terminates under section 5(c)(iv) of the Plan.

          3. The Vested portion of the option may be exercised, in whole or in part, at any time from the date hereof, by delivery of written notice from Optionee to the Company as provided in (a) below, accompanied by (i) cash or check made payable to the Company in an amount equal to the number of shares being purchased multiplied by the Option Price, (ii) means of a cancellation of rights as provided in (b) below, (iii) Optionee's promissory note due three years from the date of issuance or, if sooner, one year after Optionee ceases to be an Eligible Participant and bearing interest at the prime rate (as reported in The Wall Street Journal on the date of issuance) with interest payable on the last day of each calendar quarter, and secured by a pledge of the shares purchased therewith (all in form satisfactory to the Administrator), or (iv) such other form of consideration allowable under the Plan and approved by the Administrator at the time of exercise.

               (a) Optionee or Optionee's representative may exercise the option by giving written notice to the Company specifying the election to exercise the option, which notice will include the date of exercise, the number of shares for which it is being exercised, and the amount and permissible form of payment. The notice will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the option.

               (b) Optionee may elect to pay all or any portion of the aggregate Option Price by means of cancelling a portion of the option (the "CANCELLED RIGHTS"), the intrinsic value of such portion being equal to the aggregate Option Price for the number of shares being purchased using such alternative payment method. The intrinsic value of the Cancelled Rights shall be calculated based upon the Fair Market Value of the shares subject to such Cancelled Rights as of the date of exercise, less the aggregate Option Price applicable to such number of shares. By way of example only, and without limiting the generality of the foregoing: if the Option Price is $20.00 per share and the Fair Market Value is $30.00, the intrinsic value per share is equal to the difference between those values, or $10.00 per share; and if the number of shares subject to the Option is 1,000, Optionee's notice of exercise is for 250 shares, and Optionee elects to pay the aggregate Option Price entirely with Cancelled Rights, then the Option will be reduced by the 250 Shares so acquired (having an aggregate Option Price of $5,000) AND by the 500 Shares subject to the Cancelled Rights (having an aggregate intrinsic value equal to $5,000).

          4. The Company hereby represents and warrants that it has reserved, and will at all times keep reserved for so long as the option remains outstanding, out of its authorized shares of common stock, a number of shares of common stock sufficient to provide for the exercise of the option. The Company further represents and warrants that the shares, when issued pursuant to the exercise of the option, will be duly and validly issued, fully paid and nonassessable.

          5.   Optionee hereby represents and warrants that:

               (a) Optionee is acquiring the option granted hereby, and will acquire any shares obtained upon exercise of the option, for investment purposes only, for Optionee's own account, and with no view to the distribution thereof other than in accordance with the 1933 Act.

               (b) Optionee understands that the option and the Option Stock that may be acquired by exercising the option have not been and will not be registered under the 1933 Act, and that the option and the Option Stock is not freely tradeable and must be held indefinitely unless registered under the 1933 Act or an exemption from such registration is available. Optionee understands that the Company is under no obligation to register the option or the Option Stock. Optionee also understands that the option and the Option Stock have not been qualified under the securities laws of any state and are to be offered and sold pursuant to an exception from qualification under applicable state securities laws.

               (c) Optionee is an officer or senior manager of the Company and (check each paragraph that is applicable):

     _____ Has a pre-existing business or personal relationship with the Company and its officers, directors or controlling persons;

     _____ By reason of Optionee's business or financial experience has the capacity to protect Optionee's own interests in connection with the acquisition of the option and the Option Stock.

          6. The other terms of this option, including, without limitation, section 6(e)(ii)-(iv) of the Plan which limits Optionee's ability to transfer the Option Stock and gives the Company certain rights to purchase Option Stock, shall be the same as those provided for in the Plan, except as otherwise provided herein. The Plan is attached hereto as EXHIBIT A and is incorporated herein by this reference. Optionee has read EXHIBIT A and agrees to be bound by its terms (other than as otherwise provided herein).

          7. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

          8. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

          9. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and attorneys' fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

          10. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents relating to compliance with federal and/or state securities laws.

          11. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for other purpose without the production of any other counterparts.

          12. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

          13. Nothing in this Agreement will be construed as giving Optionee the right to be retained as an employee of the Company and/or its subsidiaries. The Company reserves the right to terminate Optionee's employment at any time for any reason.

          14. This Agreement constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto and this Agreement replaces and supersedes any other similar agreements, contracts, obligations or commitments between the parties hereto, including any equity or profit sharing rights that Optionee may have in the Company. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written agreement mutually executed by the Company and Optionee.

          [FOR INCENTIVE STOCK OPTIONS ONLY: 15. Optionee acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of the option evidenced hereby to qualify for favorable tax treatment through the application of Section 422 of the Internal Revenue Code; that Optionee must, in order to so qualify, individually meet by his or her own action all applicable requirements of Section 422, including without limitation the following holding period requirements: no disposition of a Share may be made by Optionee within two years from the date of the granting of the option(s) nor within one year after the transfer of such Share to him or her on exercise of the option.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year referred to above.


                         VALLEY MEDIA, INC.


                         By:
                              -----------------------------------------
                                   ("Company")


                         ----------------------------------------------
                         [NAME OF OPTIONEE] ("Optionee")

Attachment: 1994 Stock Option Plan